Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 ( No. 333-141525) pertaining to the 2003 Israeli Share Option Plan and 2006 Employee Incentive Plan of Rosetta Genomics Ltd. of our reports dated May 17, 2007 with respect to the consolidated financial statements of Rosetta Genomics Ltd., included in the Annual Report on Form 20-F for the year ended December 31, 2006.

Tel-Aviv, Israel May 21, 2007	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global